EXHIBIT 99.1

Loop Industries provides update on the Montreal facility

MONTREAL, Nov. 15, 2017 (GLOBE NEWSWIRE) -- Loop Industries, Inc. (OTCQX:LLPP), a leader in sustainably produced polyethylene terephthalate (Polyester/PET) resin, announced today that following its due diligence review, it will not proceed with the purchase of the site in Montréal for construction of its first commercial manufacturing facility, as previously announced on October 4, 2017. The company is actively pursuing alternative options to begin large scale manufacturing to commercialize its technology.

“Our progress continues to reinforce my belief that our technology will transform the global plastics industry. We are all excited by the enormous potential of Loop's disruptive technology and business model,” said Daniel Solomita, Loop's founder and CEO. “We are continuing to build a strong leadership team at Loop, including the recent appointments of our CFO and General Counsel”.

About Loop Industries, Inc.

Loop Industries is an environmentally responsible manufacturer of polyethylene terephthalate (PET) resin. PET plastic is most commonly found in beverage bottles, consumer packaging and polyester fiber for textiles. Loop Industries' proprietary process sustainably converts waste plastics into high purity food-grade PET resin. This commercial-grade PET resin can be used in a variety of bottling, consumer packaging and other industrial applications.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop Industries’ control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) industry competition, (iv) our ability to raise capital to expand our operations, (v) product demand, market and customer acceptance of our products, (vi) our ability to conduct operations if there are changes in laws, regulations or government policies related to our business, and (vii) general industry and market conditions and growth rates and general economic conditions. More detailed information about Loop Industries and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop Industries assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Company Contact

Susan Khouloujian

T: 450.951.8555

E: IR@loopindustries.com